Exhibit 10.57

AGREEMENT FOR PURCHASE

AND SALE OF REAL PROPERTY

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (the “Agreement”) is entered into this 24th day of October, 2016, by and between COMSTOCK REDLAND ROAD II, L.C., a Virginia limited liability company (the “Seller”), and MOMENTUM APARTMENTS, LLC, a Virginia limited liability company (the “Purchaser”).

WHEREAS, Seller is the owner of certain real property in Montgomery County (“County”), State of Maryland, as more particularly described on Exhibit “A”, attached hereto and made a part hereof (the “Property”); and

WHEREAS, the “Property” shall include all rights, privileges, easements and appurtenances belonging or appertaining thereto, including any right, title and interest of Seller, if any (none represented or warranted hereby), in and to (i) adjacent streets, alleys, rights-of-way, waterways, creeks or streams, and (ii) impact fee credits or prepaid fees related to the Property, and all of Seller’s right, title and interest, if any (none represented or warranted hereby), in all (a) engineering plans and work documents, (b) takeoffs, (c) federal, state and local permits of any kind, valid or expired, and (d) warranty or punch list agreements with city, county, state or federal government agencies ((a) through (d) being collectively the “Development Documents”); and

WHEREAS, Seller desires to sell and Purchaser wishes to purchase the Property pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Purchase Price (defined below) and the mutual promises of the parties as set forth herein, Seller does hereby agree to sell to Purchaser and Purchaser agrees to purchase from Seller in fee simple the Property pursuant to the following covenants, conditions, terms and obligations:

1. PURCHASE AND SALE. Seller agrees to sell the Property to Purchaser, and Purchaser agrees to purchase the Property as provided herein.

2. DEPOSIT. Upon execution of this Agreement by all parties, Purchaser shall deposit with Stewart Title & Escrow, Inc. (“Escrow Agent”) the sum of Fifty Thousand Dollars ($50,000)(“Initial Deposit”), which Initial Deposit shall be refundable until the expiration of the Feasibility Period (defined below). Upon the expiration of the Feasibility Period, provided Purchaser has not terminated this Agreement, Purchaser shall deposit an additional sum of Fifty Thousand Dollars ($50,000)(“Additional Deposit”) with the Escrow Agent. The Initial Deposit and the Additional Deposit shall be referred to herein collectively as the “Deposit.” The Deposit shall be non-refundable except in the event of (i) a Seller default, (ii) the failure of Purchaser to obtain an award of Low Income Housing Tax Credits and lender financing for the development of the Property (“Financing”), or (iii) as otherwise provided herein.

3. FEASIBILITY PERIOD. All engineering, development, marketing and other inspections, tests and examinations shall be conducted within twenty-one (21) days of the Effective Date (“Feasibility Period”) by parties qualified and, where applicable, licensed to conduct such inspections, tests and/or examinations. Purchaser shall pay the costs of all tests, inspections, examinations, investigations, and reviews conducted pursuant to this Agreement. After the performance of any tests, inspections, examinations, investigations and reviews, Purchaser shall promptly repair any damage to the Property to substantially the same condition as existed prior to the conduct of said tests, inspections, examinations, investigations and reviews, and this obligation of Purchaser shall survive any termination of this Agreement. Prior to undertaking any activity or exercising any rights granted in this Agreement, Purchaser shall obtain, and subsequently maintain in full force and effect throughout the duration of this Agreement, commercial general liability insurance in an amount not less than One Million and No/100 Dollars ($1,000,000.00). Such policy or policies shall name Seller as an additional insured, and shall cover damage to property and persons resulting from or connected with any activity of Purchaser as contemplated under this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser agrees to indemnify and hold Seller harmless from any and all liability, loss or damage, including reasonable attorneys’ fees and related costs and expenses arising out of, or resulting from, any and all engineering, development, marketing and other studies that may be conducted by Purchaser, including, without limitation, physical damage to the Property (and any adjoining property) and claims of mechanics and materialmen arising out of such activities. Furthermore, and notwithstanding anything in this Agreement to the contrary, Purchaser shall not be permitted to perform a Phase II environmental audit and inspection of the Property or any other form of invasive property testing without Seller’s prior written approval, which may be withheld for any reason or no reason; provided, however, that Seller hereby expressly acknowledges that Purchaser shall be permitted to make customary and reasonable soil borings and test pits during its examination of the Property. Purchaser’s obligations to Seller under this Paragraph 3 shall survive any termination of this Agreement for one hundred eighty (180) days.

4. PURCHASE PRICE AND CLOSING. Upon satisfaction of the Conditions Precedent to Closing (as defined in Paragraph 5), Seller shall sell, and Purchaser agrees to purchase the Property in accordance with the terms of this Agreement. The purchase price for the Property is Three Million Five Hundred Thousand and NO/100 Dollars ($3,500,000.00) (the “Purchase Price”). The Deposit will be applied towards the Purchase Price and the balance thereof shall be paid by Purchaser at Closing (defined below) via wire transfer to the Escrow Agent. The closing (the “Closing”) of the Property shall occur no later than June 30, 2017; provided; however; that if the Conditions Precedent to Closing have not occurred by such date, then Closing may be extended to December 31, 2017 (“Outside Closing Date”). In no event shall the Closing occur later than the Outside Closing Date; provided, however, that Purchaser may elect for Closing to occur on an earlier date upon providing Seller three (3) days prior notice. The Closing shall be held at the offices of Escrow Agent or such other place as mutually agreed by Seller and Purchaser. Time is of the essence with respect to the date of Closing.

5. CONDITIONS PRECEDENT TO CLOSING. The obligation of Purchaser to purchase the Property shall be conditioned upon satisfaction of the following at or prior to Closing, any of which may be waived by Purchaser in its sole and absolute discretion (the “Conditions Precedent to Closing”):

5(a) All conditions of title have been met pursuant to Subparagraph 6(a) and Seller shall have cured any title objection Seller has agreed to cure in accordance with Subparagraph 6(d).

5(b) Seller is not in default of this Agreement.

5(c) The representations and warranties by Seller contained in this Agreement must be true.

5(d) Purchaser shall have received approvals from Montgomery County, Maryland, a funding commitment letter from a third party lender, and an award letter for Low Income Housing Tax Credits from the Maryland Department of Housing and Community Development to build an affordable, multi-family residential unit building on the Property.

5(e) Purchaser and Seller’s affiliate, Comstock Redland Road, L.C., shall enter into a Temporary Construction and Easement Agreement for the use of adjacent property (no more than 1 building pad on the adjacent property) for staging and storage of materials by Purchaser for construction of the building on the Property.

In the event that any of the foregoing Conditions Precedent to Closing are not satisfied on or prior to the date of Closing, then Seller or Purchaser may elect to either (i) waive the applicable unsatisfied Conditions Precedent to Closing and proceed to Closing on the scheduled Closing date, in the Purchaser’s sole discretion, or (ii) immediately terminate this Agreement by written notice to the other party, in which case the Deposit shall be returned to Purchaser within five (5) days of such termination and thereafter the parties shall be relieved of all further liability hereunder with the exception of Purchaser’s obligations to Seller that survive any termination of this Agreement. In the event of a termination of this Agreement by Purchaser, Purchaser shall, at no additional cost or expense to Seller, assign to Purchaser all contracts, permits, applications, or any other documents requested by Purchaser that were prepared for the Property or performed for Purchaser.

6. TITLE.

6(a) Title to the Property is to be conveyed hereunder, free of liens, judgments, tenancies, and reservations, subject, however, to any matters of title not objected to by Purchaser, or deemed approved by Purchaser, during Purchaser’s examination of title (as described in this Paragraph 6) (collectively, the “Permitted Exceptions”) .

6(b) Purchaser, at Purchaser’s expense, shall obtain a commitment for an owner’s policy of title insurance (hereafter “Title Commitment”) from Escrow Agent (or such other title insurance company selected by Purchaser), in the amount acceptable to Purchaser’s lender, insuring Purchaser as the prospective owner of fee simple marketable title to the Property.

6(c) Purchaser, in Purchaser’s sole discretion, and at Purchaser’s sole expense, may cause to be prepared a survey of the Property (the “Survey”).

6(d) At the Closing, the Escrow Agent shall agree to issue to Purchaser an ALTA Owners Title Insurance Policy (2006) with coverage in an amount acceptable to Purchaser’s lender showing title to the Property vested in Purchaser subject only to the Permitted Exceptions and the standard printed exceptions, exclusions and conditions in the policy of title insurance (“Title Policy”). Seller shall not provide endorsements or extended or additional coverage to the Title Policy and the Purchaser’s inability to obtain endorsements or additional or extended coverage to the Title Policy shall not be a closing condition or a cause to delay the Closing.

7. CLOSINGS, CONVEYANCE

7(a) Any escrow fee shall be equally shared between Purchaser and Seller. Any transfer or conveyance taxes or fees, filing fees and/or costs associated with the recordation of the deed shall be at Seller’s expense. Purchaser shall pay all costs and expenses associated with Purchaser’s financing, procurement of a survey, and procurement of title insurance.

7(b) Subject to Section 7(d) below, Seller shall be responsible for all real estate taxes, assessments, homeowner’s association dues or other charges accruing prior to the date of the Closing and Purchaser shall be responsible for such real estate taxes, assessments, homeowner’s association dues and other charges accruing on or after the date of the Closing. At Closing, real estate taxes and other charges payable on an annual or periodic basis shall be prorated to the date of Closing based on the most recent available tax information.

7(c) Seller shall be responsible for any agricultural land, recapture or rollback tax due in connection with the conveyance or deed under any applicable law, regulation or ordinance (or any similar tax or assessment) levied as of the date of the Closing.

7(d) At Closing, Purchaser shall reimburse Seller for any and all amounts expended by Seller for Seller’s interest carry on its existing loan with Eaglebank from November 1, 2016 to the date of Closing, and for Seller’s payment of real estate taxes on the Property up to the amount of $100,000.

7(e) At Closing, the Property shall be conveyed by Seller to Purchaser or Purchaser’s designee by Special Warranty Deed, in proper form for recording in the County.

7(f) If required, at or prior to Closing, Seller shall deliver to Purchaser a “Certification of Non-Foreign Status” which meets the requirements of Section 1445 of the Internal Revenue Code and Internal Revenue Regulations for the purpose of informing the transferee that withholding of Federal taxes is not required.

7(g) If any mechanics’ or materialmen’s liens are filed against the Property at the time of Closing pursuant to any work performed or materials furnished pursuant to any agreement made by Seller, Seller will forthwith pay or bond same in order to release the Property from the operation and effect of such lien, or obtain affirmative title insurance over such lien reasonably acceptable to Purchaser.

8. DEFAULT; LIABILITY OF PARTIES.

8(a) In the event Purchaser breaches this Agreement, Seller’s sole and exclusive remedy shall be to terminate this Agreement and receive the Deposit. Thereafter, Purchaser and Seller shall be relieved of further liability hereunder, at law or in equity, it being the agreement of the parties that Purchaser shall have no other liability or obligation for default hereunder (except with respect to such obligations as may, pursuant to the terms hereof, survive termination of this Agreement).

8(b) Notwithstanding anything to the contrary contained herein, in the event Seller breaches this Agreement (which breach, failure or default is not remedied or cured by Seller pursuant to any other provisions hereof), Purchaser’s sole and exclusive remedy shall be either:

(i) to receive the return to Purchaser of the Deposit as full, fixed and liquidated damages, not as a penalty, the parties hereby acknowledging the difficulty of ascertaining Purchaser’s damages in such a circumstance and agreeing that this remedy represents a reasonable and mutual attempt by Seller and Purchaser to anticipate the consequence to Purchaser of Seller’s breach, whereupon this Agreement shall terminate. Thereafter, Purchaser and Seller shall be relieved of further liability hereunder, at law or in equity, it being the agreement of the parties that Seller shall have no liability or obligation for default hereunder except to the extent of the amounts set forth herein, and except obligations that survive termination, and in no event shall Seller’s liability or responsibility for any failure, breach or default hereunder exceed the total amounts set forth herein; or

(ii) to commence an action against Seller for specific performance of this Agreement or similar legal or equitable action; provided, however, that Purchaser shall not be entitled to pursue any action for specific performance against Seller if Seller is prevented from performing as a result of any of the following: (A) an order or regulation of any governmental or regulatory authority having jurisdiction over Seller or any affiliate thereof, or (B) the levy of a fine, imposition of any reserve requirement or any other action that has a material adverse effect (apart from the act of specific performance) on Seller or any affiliate undertaken by any such governmental or regulatory authority, or (C) Seller having received an opinion of reputable counsel or its internal legal department that Seller’s performance hereunder could result in a violation of any law, rule, regulation, or order of any such governmental or regulatory authority or the levy of any fine, imposition of an additional reserve requirement or any other action that has a material adverse effect (apart from the act of specific performance) on Seller or any affiliate.

8(c) Seller and Purchaser acknowledge and represent that neither has engaged the services of a real estate broker in connection with the transaction described in this Agreement. Should any claim for commission be asserted or established, the party in breach of its representation in this Paragraph 8(c) hereby expressly agrees to hold the other harmless with respect to all costs relating thereto (including reasonable attorneys’ fees) to the extent that the breaching party is shown to have been responsible for the creation of such claim. Anything to the contrary in this Agreement notwithstanding, such agreement of each party to hold the other harmless shall survive the Closing and any termination of this Agreement.

8(d) No failure(s) or default(s) by Purchaser or Seller shall result in the termination or limitation of any right hereunder or the exercise of any rights or remedies with respect to such failure(s) or default(s) unless and until the defaulting party shall have been notified in writing by a document specifically entitled “Notice of Default” and shall have failed to remedy the specified failure(s) or default(s) within fifteen (15) days after the receipt of said written notice or if the cure thereof cannot be completed within fifteen (15) days, then a reasonable period of time not to exceed an additional thirty (30) days provided the party diligently and continuously pursues such cure. The scope of the breach or default and of the required cure shall be limited to the failure(s) or default(s) specifically stated in the Notice of Default, and any right to claim or pursue a breach of or default under this Agreement following any such failure to cure shall be limited to the specific failure(s) or default(s) stated in such Notice of Default. The provisions of this Subparagraph 8(d) shall not apply to Purchaser’s failure to timely deliver the Deposit to Seller (which failure shall result in this Agreement being null and void without any further action of Seller), or to a default by Purchaser for failure to close on the purchase of the Property as and when required hereunder.

9. SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS. Seller hereby represents, warrants and covenants to Purchaser that:

9(a) To the best of Seller’s knowledge, Seller is currently the fee simple owner of the Property.

9(b) Seller has full authority to execute this Agreement and transfer the Property to Purchaser at Closing.

9(c) Except as may be required by law or agreed to by Purchaser, during the term of this Agreement, Seller will not make any commitments or representations to the applicable governmental authorities, or to adjoining or surrounding property owners, which would materially interfere with Purchaser’s ability to improve the Property.

9(d) Seller has granted no person any contract right or other right to possession of all or any portion of the Property.

9(e) Except as may be required by law or agreed to by Purchaser, Seller shall not materially alter the condition of the Property during the term of this Agreement.

9(f) As of the date of this Agreement, to the actual knowledge of Seller:

(i) Seller has received no notice that any substance, material or waste which is or becomes designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant” or which is or becomes similarly designated, classified or regulated under any Environmental Law (a “Hazardous Substance”) is now or has been used or stored on or within any portion of the Property in violation of Environmental Laws (“Environmental Law” includes without limitation any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment, including, without limitation, CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976).

(ii) Seller has received no notice of federal, state or local enforcement, clean-up, removal, remedial or other governmental or regulatory actions instituted or completed affecting the Property; and

(iii) Seller has received no notice of a claim made by any third party against Seller relating to any Hazardous Substances on or within the Property.

9(g) From the Effective Date through the Closing, Seller shall promptly notify Purchaser if to the actual knowledge of Seller there are any threatened or pending investigations by any governmental agency under any law, regulation or ordinance, including those pertaining to any Hazardous Substance, zoning violations, erosion control violations or violations or any permits or approvals.

10. AS-IS. PURCHASER ACKNOWLEDGES TO AND AGREES WITH SELLER THAT PURCHASER IS PURCHASING THE PROPERTY IN AN “AS IS” CONDITION “WITH ALL FAULTS” AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER OTHER THAN THOSE EXPRESSLY STATED IN THIS AGREEMENT OR IN THE DEED.

PURCHASER HEREBY ACKNOWLEDGES THAT IT SHALL NOT BE ENTITLED TO, AND SHALL NOT, RELY ON SELLER, ITS AGENTS, EMPLOYEES OR REPRESENTATIVES, AND SELLER HEREBY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, EITHER UNDER COMMON LAW, BY STATUTE, OR OTHERWISE, AS TO (I) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF THE PROPERTY INCLUDING, BUT NOT LIMITED TO, ANY STRUCTURAL ELEMENTS, FOUNDATION, ACCESS, LANDSCAPING, SEWAGE OR UTILITY SYSTEMS AT THE PROPERTY, IF ANY; (II) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF SOILS AND GROUND WATER OR THE EXISTENCE OF GROUND WATER AT THE PROPERTY; (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF ANY UTILITIES SERVING THE PROPERTY; (IV) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, ITS VALUE, ITS PROFITABILITY, ITS HABITABILITY, MERCHANTABILITY OR FITNESS, SUITABILITY OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE; (V) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY; (VI) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATIONS WITH ANY APPLICABLE CODE, STATUTE, LAW, ORDINANCE, RULE, REGULATION, COVENANT, PERMIT, AUTHORIZATION, STANDARD, CONDITION OR RESTRICTION OF ANY GOVERNMENTAL OR REGULATORY AUTHORITY; (VII) THE QUALITY OF ANY LABOR OR MATERIALS RELATING IN ANY WAY TO THE PROPERTY; (VIII) THE SQUARE FOOTAGE OR ACREAGE OF THE PROPERTY; OR (IX) THE OPERATION OF THE PROPERTY FROM THE DATE OF THIS AGREEMENT UNTIL THE CLOSING.

PURCHASER ACKNOWLEDGES THAT SELLER HOLDS TITLE TO THE PROPERTY, THROUGH FORECLOSURE OR OTHERWISE, PRIMARILY TO PROTECT ITS SECURITY INTEREST WITHIN THE MEANING OF THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT (“CERCLA”), 42 U.S.C. § 9601 ET SEQ. AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE PRECEDING, PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT IT HEREBY WAIVES, RELEASES AND DISCHARGES ANY CLAIM IT HAS, MIGHT HAVE HAD OR MAY HAVE IN THE FUTURE AGAINST THE SELLER WITH RESPECT TO COSTS, DAMAGES, OBLIGATIONS, PENALTIES, CAUSES OF ACTION AND OTHER LIABILITIES (WHETHER ACCRUED, CONTINGENT, ARISING BEFORE OR AFTER THIS AGREEMENT, OR OTHERWISE) ARISING AS A RESULT OF (I) THE CONDITION OF THE PROPERTY, EITHER PATENT OR LATENT (EXCEPT TO THE EXTENT THAT THE AFFIRMATIVE ACTS OF SELLER DURING SELLER’S PERIOD OF DIRECT OWNERSHIP OF THE PROPERTY DIRECTLY RESULTED IN ANY DAMAGE TO THE PHYSICAL CONDITION OF THE PROPERTY OR VIOLATIONS OF APPLICABLE LEGAL REQUIREMENTS WITH RESPECT TO THE PHYSICAL CONDITION OF THE PROPERTY), (II) ITS ABILITY OR INABILITY TO OBTAIN OR MAINTAIN BUILDING PERMITS, EITHER TEMPORARY OR FINAL CERTIFICATES OF OCCUPANCY OR OTHER LICENSES FOR THE USE OR OPERATION OF THE PROPERTY, AND/OR CERTIFICATES OF COMPLIANCE FOR THE PROPERTY, (III) THE ACTUAL OR POTENTIAL INCOME OR PROFITS TO BE DERIVED FROM THE PROPERTY, (IV) THE REAL ESTATE TAXES OR ASSESSMENTS NOW OR HEREAFTER PAYABLE THEREON, (V) EXCEPT TO THE EXTENT THAT THE AFFIRMATIVE ACTS OF SELLER DURING SELLER’S PERIOD OF DIRECT OWNERSHIP OF THE PROPERTY DIRECTLY RESULTED IN ANY VIOLATIONS OF APPLICABLE ENVIRONMENTAL LAWS WITH RESPECT TO PROPERTY, THE PAST, PRESENT OR FUTURE CONDITION OR COMPLIANCE OF THE PROPERTY, OR COMPLIANCE OF PAST OWNERS AND OPERATORS OF THE PROPERTY, IN REGARD TO ANY PAST, PRESENT AND FUTURE FEDERAL, STATE AND LOCAL ENVIRONMENTAL PROTECTION, POLLUTION CONTROL, POLLUTION CLEANUP, AND CORRECTIVE ACTION LAWS, RULES, REGULATIONS, ORDERS, AND REQUIREMENTS (INCLUDING WITHOUT LIMITATION CERCLA, RCRA, AND OTHERS PERTAINING TO THE USE, HANDLING, GENERATION, TREATMENT, STORAGE, RELEASE, DISPOSAL, REMOVAL, REMEDIATION OR RESPONSE TO, OR NOTIFICATION OF GOVERNMENTAL ENTITIES CONCERNING, TOXIC, HAZARDOUS, OR OTHERWISE REGULATED WASTES, SUBSTANCES, CHEMICALS, POLLUTANTS OR CONTAMINANTS), OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, (VI) EXCEPT TO THE EXTENT THAT THE AFFIRMATIVE ACTS OF SELLER DURING SELLER’S PERIOD OF DIRECT OWNERSHIP OF THE PROPERTY DIRECTLY RESULTED IN ANY VIOLATIONS OF APPLICABLE ENVIRONMENTAL LAWS, THE PRESENCE ON, IN, UNDER OR NEAR THE PROPERTY OF (INCLUDING WITHOUT LIMITATION ANY RESULTANT OBLIGATION UNDER CERCLA, THE RESOURCE CONSERVATION AND RECOVERY ACT (“RCRA”), 42 U.S.C. § 6973 et seq., ANY STATE STATUTE OR REGULATION, OR OTHERWISE, TO REMOVE, REMEDIATE OR RESPOND TO) ASBESTOS CONTAINING MATERIAL, RADON, UREA FORMALDEHYDE OR ANY OTHER TOXIC, HAZARDOUS OR OTHERWISE REGULATED WASTE, SUBSTANCE, CHEMICAL, POLLUTANT OR CONTAMINANT, AND (VII) ANY OTHER STATE OF FACTS WHICH EXIST WITH RESPECT TO THE PROPERTY.

PURCHASER ACKNOWLEDGES AND AGREES THAT THE TERMS AND CONDITIONS OF THIS PARAGRAPH 10 SHALL EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT AND/OR THE RECORDATION OF A SPECIAL WARRANTY DEED FOR THE PROPERTY.

11. MISCELLANEOUS.

11(a) All notices and other communications hereunder shall be in writing, and be deemed duly given: (i) when given, if personally delivered or sent by electronic mail; (ii) three (3) days after mailing, if mailed by certified mail, return receipt requested, postage prepaid; or (iii) one business (1) day after shipping via FedEx or other nationally recognized overnight courier service:

If to Purchaser:	Stratford Capital Group
8245 Boone Boulevard, Suite 640
Vienna, Virginia 22182
Attention: Stephen P. Wilson

If to Seller:	Comstock Redland Road II, L.C.
1886 Metro Center Drive, 4th Floor
Reston, VA 20190
Attention: Christopher Clemente, CEO

and, with copy to:	Comstock Redland Road II, L.C.
1886 Metro Center Drive, 4th Floor
Reston, VA 20190
Attention: Jubal Thompson, General Counsel

If to Escrow Agent:	Stewart Title and Escrow, Inc.
10505 Judicial Drive, #300
Fairfax, VA 22030
Attn: Mark Fitzgerald, Senior Vice President

The parties hereto shall be responsible for notifying each other of any change of address.

11(b) If any term, covenant or condition of this Agreement, or the application thereof to any party or circumstance, shall be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term shall be valid and enforceable to the fullest extent permitted by law.

11(c) It is the intention of the parties hereto that all questions with respect to the construction of this Agreement, and the rights or liabilities of the parties hereunder, shall be determined in accordance with the laws of the State of Maryland, without regard to conflicts of law rules. Time is hereby declared to be of the essence in the performance of each of Seller’s and Purchaser’s obligations hereunder.

11(d) Any date specified in this Agreement which is a Saturday, Sunday or legal holiday shall be extended to the first regular business day after such date, which is not a Saturday, Sunday or legal holiday.

11(e) This Agreement, together with the Exhibits attached hereto, contains the final and entire agreement between the parties hereto with respect to the subject matter hereof. The recitals set forth in the beginning of this Agreement are incorporated herein. No change or modification of this Agreement, or any waiver of the provisions hereof, shall be valid unless the same is in writing and signed by the parties hereto. Waiver from time to time of any provision hereunder will not be deemed to be a full waiver of such provision, or a waiver of any other provisions hereunder. The terms of this Agreement are mutually agreed to be clear and unambiguous, shall be considered the workmanship of all of the parties and shall not be construed against the drafting party.

11(f) Titles to Paragraphs and Subparagraphs are for convenience only, and are not intended to limit or expand the covenants and obligations expressed thereunder.

11(g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11(h) In the event of any dispute or controversy arising out of or relating to this Agreement or the parties’ compliance therewith, it is agreed that the exclusive forum for determination of any and all such disputes or controversies shall be the appropriate trial court for the jurisdiction in which the Property is located. Moreover, in addition to any other relief to which it may be entitled, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs incurred in regard to such dispute or controversy. THE PARTIES WAIVE THEIR RESPECTIVE RIGHTS OF TRIAL BY JURY.

11(i) The parties acknowledge that Seller and/or its affiliates currently maintain signage and marketing information on the Property. The parties agree that unless said signage and/or marketing information interferes with the construction of the building on the Property, Seller and its affiliates shall be entitled to continue to place signage and marketing materials on the Property for its adjacent development.

12. ASSIGNMENT; SURVIVAL. Seller may not assign this Agreement to any party without the express written consent of Purchaser, which consent may not be unreasonably withheld or delayed; provided, however, Seller may assign this Agreement without the Purchaser’s consent to any entity controlling, controlled by, under common control with or otherwise affiliated with Seller. Purchaser may not assign this Agreement to any party without the express written consent of Seller, which consent may be withheld for any reason or no reason; provided, however, Purchaser may assign this Agreement without Seller’s consent to any entity controlling, controlled by, under common control with or otherwise affiliated with Purchaser. This Agreement shall be binding upon the parties hereto and each of their respective heirs, executors, administrators, successors and assigns. The provisions of this Agreement and the obligations of the parties shall survive the execution and delivery of the deed executed hereunder and shall not be merged therein, except that any representations and warranties of the parties hereunder shall survive Closing for only six (6) months.

13. ESCROW AGENT. The terms and conditions set forth in this Agreement shall constitute both an agreement between Seller and Purchaser and instructions for Escrow Agent, which Escrow Agent shall acknowledge and agree to be bound by, as evidenced by its execution of this Agreement. Seller and Purchaser shall promptly execute and deliver to Escrow Agent any separate or additional escrow instructions requested by Escrow Agent which are consistent with the terms of this Agreement. Any separate or additional instructions shall not modify or amend the provisions of this Agreement unless otherwise expressly agreed by mutual consent of Purchaser and Seller. Purchaser and Seller both hereby acknowledge and agree that Escrow Agent shall hold and deliver the Deposit and all other deposits which may be made under this Agreement in accordance with the terms and conditions of this Agreement and that Escrow Agent shall be relieved of all liability and held harmless by both Seller and Purchaser in the event Escrow Agent makes any disbursement of such monies in accordance with the terms and provisions of this Agreement. Escrow Agent shall be relieved from any responsibility or liability and held harmless by both Purchaser and Seller in connection with the discharge of Escrow Agent’s duties hereunder provided that Escrow Agent exercises ordinary and reasonable care in the discharge of such duties.

15. OFAC COMPLIANCE. Purchaser represents and warrants that: (i) it is not on an SDN List (defined below), nor is it directly or indirectly owned or controlled by an SDN (defined below); and (ii) the purchase and sale of the Property, and the consummation of any other transaction contemplated by this Agreement, will not violate any country sanctions program administered and enforced by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury. For the purposes hereof, an “SDN List” is defined as one of the lists published by OFAC of individuals and companies owned or controlled by, or acting for or on behalf of, OFAC targeted countries, as well as individuals, groups, and entities, such as terrorists and narcotics traffickers, designated under OFAC programs that are not country-specific, and an “SDN” is one of the individuals or companies listed on an SDN List.

16. EFFECTIVE DATE. This Agreement shall become effective on the date last signed by Purchaser and Seller (“Effective Date”).

(SIGNATURES FOLLOW ON NEXT PAGE)

WITNESS, the following signatures.

SELLER:

COMSTOCK REDLAND ROAD II, L.C.

	By:	Comstock Holding Companies, Inc.,
Manager

By:
Christopher Clemente, Chief Executive Officer
Date:

(SIGNATURES CONTINUE ON NEXT PAGE)

PURCHASER:

MOMENTUM APARTMENTS, LLC, a Virginia limited liability company

By: Momentum General Partners, LLC a Virginia limited liability company, its managing member

By:	SCG Development Partners, LLC, a Delaware limited liability company, its managing member

	By:	SCG Development Manager, LLC, a Delaware limited liability company, its managing member

		By:	SCG Capital Corp., a Delaware corporation, its sole member

By:
		Name:	Stephen P. Wilson
		Title:	President – Virginia Office

Date:

(SIGNATURES CONTINUE ON NEXT PAGE)

Escrow Agent executes this Agreement for the sole purpose of evidencing its agreement to the matters set forth in Paragraph 13 hereof.

ESCROW AGENT:

STEWART TITLE & ESCROW, INC.

By:
Name:
Title:
Date:

EXHIBIT “A”

PROPERTY